Exhibit 99.1

Manhattan Bancorp Sets Record Date for Rights Offering

Los Angeles, Calif.—Manhattan Bancorp (OTCBB: MNHN) announced today that it has set 5:00 p.m., Eastern Time, on November 28, 2012, as the record date for its anticipated rights offering.

The rights offering will be made through the distribution of non-transferable subscription rights to purchase shares of Manhattan Bancorp’s common stock.  Shareholders will receive, at no charge, one subscription right for every two shares of common stock held of record at the record date.  Subscription rights may only be exercised in whole numbers (with the total number of subscription rights issuable to a holder rounded down to avoid the issuance of fractional rights).  Each whole subscription right will entitle a shareholder to purchase one share of Manhattan Bancorp common stock at a subscription price equal to $4.52 per share.  In addition, shareholders will receive an over-subscription privilege, allowing them to subscribe for shares that are not purchased by other shareholders in the rights offering.

Manhattan Bancorp will offer up to 2,212,389 shares of common stock in the rights offering and estimates that if all eligible shareholders exercise their basic subscription rights, a total of 702,811 shares will be available to purchase by way of over-subscription privileges.

Manhattan Bancorp agreed to conduct the rights offering in the Agreement and Plan of Merger and Reorganization, dated November 21, 2011, as amended, by and among Carpenter Fund Manager GP, LLC, Manhattan Bancorp, Bank of Manhattan, N.A., CGB Holdings, Inc. and Professional Business Bank.  Neither Carpenter Fund Manager GP, LLC nor any of the Carpenter Community BancFunds, which collectively own approximately 76% of Manhattan Bancorp’s outstanding common stock, will be entitled to purchase shares of common stock in the rights offering.

The rights offering is expected to commence as soon as possible after effectiveness of a registration statement relating to the rights offering.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE SECURITIES NOR SHALL THERE BE ANY SALE OF SECURITIES MENTIONED IN THIS PRESS RELEASE IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. THE RIGHTS OFFERING MAY BE MADE ONLY BY MEANS OF A PROSPECTUS. A REGISTRATION STATEMENT RELATING TO THE COMMON STOCK UNDERLYING THE SUBSCRIPTION RIGHTS MENTIONED IN THIS PRESS RELEASE IS EXPECTED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMMON STOCK UNDERLYING THE SUBSCRIPTION RIGHTS MENTIONED IN THIS PRESS RELEASE MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT FILED IN CONNECTION WITH THE RIGHTS OFFERING BECOMES EFFECTIVE.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the proposed rights offering.  Manhattan Bancorp intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these provisions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Manhattan Bancorp cautions you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, adverse changes in general economic or market conditions, the inability to successfully complete the rights offering and other risks and factors detailed in reports filed by Manhattan Bancorp with the Securities and Exchange Commission, including Manhattan Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended, and Manhattan Bancorp’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2012. Manhattan Bancorp cautions that the foregoing factors are not exclusive.

About Manhattan Bancorp/Bank of Manhattan

Manhattan Bancorp is a bank holding company with approximately $469 million in assets. Its principal subsidiary, Bank of Manhattan, N.A., is a full service bank headquartered in the South Bay area of Los Angeles, California. Founded in 2007, Bank of Manhattan specializes in delivering relationship banking services and residential mortgages to entrepreneurs, family-owned and closely-held middle market businesses, real estate investors and professional service firms. The bank has six full-service banking offices in El Segundo, Manhattan Beach, Pasadena, Glendale and Montebello as well as six mortgage loan production offices in Southern California. For more information about Manhattan Bancorp, please visit www.thebankofmanhattan.com.

Contact:

Manhattan Bancorp
Terry L. Robinson, Chief Executive Officer
(310) 606-8080